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                                                                   Exhibit 10.17


                                  MINIMED INC.

                          AMENDMENT TO OPTION AGREEMENT




     This Amendment amends the Stock Option Agreement dated ________________ (the "Agreement") entered into by MiniMed Inc., a Delaware corporation (the "Company"), and _______________ as Optionee pursuant to which the Company assumed the obligations under an option previously granted to Optionee by MiniMed Technologies Limited, a California Limited Partnership and predecessor of the Company, pursuant to the Amended and Restated 1992 Stock Option Plan of MiniMed Technologies Limited (the "1992 Plan").

     1. Section 9(a) of the Agreement is hereby amended to read in full as follows:

          "(a) Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than (i) by will or the laws of descent and distribution, (ii) by gift to a family member, (iii) by a domestic relations order to a family member in settlement of marital property rights, (iv) by transfer to an entity in which more than fifty present of the voting interests are owned by family members (or the Optionee) in exchange for an interest in that entity or (v) by the transfer to a trust for the sole benefit of the Optionee or any of the foregoing. "Family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. Except as set forth in (iii), (iv) and (v) above, the Option cannot be transferred for value. In the event of a transfer permitted by this Section 9(a) the transferee shall have all of the rights and obligations of the Optionee under this Award, but all references in Section 4 to the termination of the Option upon the termination of Optionee's employment, retirement, death or permanent disability shall be deemed to refer to those events as they affect Optionee and not to such events with respect to the transferee and Optionee shall continue to be responsible to the Company for any federal, state or local taxes imposed as a result of the exercise of the Option. In the event of such transfer, the transferee and the Optionee shall give written notice thereof to the Company, which notice shall include the name, address and social security number of the transferee"

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     2. The second sentence of Section 3 of the Award is amended to read in full as follows:

          "The Option shall be exercisable as to all or a portion of the Shares for which it has become exercisable and, unless the Option is transferred as permitted by Section 9, the Option shall be exercisable only by Optionee or by his or her guardian or legal representative during Optionee's lifetime and, after Optionee's death, only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. If the Option is transferred as permitted by Section 9, the Option shall be exercisable by the transferee or, in the event of the transferee's death, by the person or entity entitled to do so under the transferee's last will and testament or applicable intestate law."

     3. Section 10 of the Agreement provides that the Option is subject to all of the terms and provisions of the 1992 Plan. Notwithstanding Section 10, any inconsistency between this Amendment and the 1992 Plan, including without limitation Section 9 thereof, shall be resolved in favor of this Amendment.

     4. Except as amended by this Amendment, the Award shall remain in full force and effect.

Dated:                                   MINIMED INC.

                                         By:
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